Exhibit (a)(6)


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                              NOTICE OF WITHDRAWAL


             The undersigned hereby withdraws units of limited partnership interest in Secured Income L.P. ("Units") heretofore tendered by the undersigned to WEST PUTNAM HOUSING INVESTORS III LLC pursuant to its tender offer dated September 30, 2004, as amended to date.

Name of person who tendered Units: ____________________________________________

Name of registered Unit holder (if different):_________________________________

Number of Units to be withdrawn (state "all" if all Units tendered are to be withdrawn): __________


Date: _______________, 2004


______________________________________
Signature of Withdrawing Unit Holder


______________________________________
Signature of Joint Unit Holder, if any


INSTRUCTIONS

      For a withdrawal to be effective, a written notice of withdrawal must be timely received by the information agent for WEST PUTNAM HOUSING INVESTORS III LLC at its address or facsimile number set forth below. Any such notice of withdrawal must specify the name of the person who tendered, the number of Units to be withdrawn and the name of the registered holder of such Units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person who signed WEST PUTNAM HOUSING INVESTORS III LLC's letter of transmittal in the same manner as such letter of transmittal was signed. The information agent and its contact information are as follows:

THE BANK OF NEW YORK

By mail or
overnight courier:                                      By facsimile:
------------------                                      -------------

P.O. Box 7090                                           (646) 835-8487
Troy, MI 48007-7090

To confirm withdrawal by telephone or obtain a street address, call toll free:
1-888-382-6955